     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 15, 1998

                                                      REGISTRATION NO. 333-44069
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------


                                AMENDMENT NO. 3

                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                         AMERICAN BANKNOTE CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                  DELAWARE                                2799                   13-0460520
      (State or Other Jurisdiction of         (Primary Standard Industrial    (I.R.S. Employer
       Incorporation or Organization)         Classification Code Number)    Identification No.)
         AMERICAN BANK NOTE COMPANY                     NEW YORK                 13-2735924
        ABN SECURITIES SYSTEMS, INC.                    NEW YORK                 13-2791166
       HORSHAM HOLDING COMPANY, INC.                  PENNSYLVANIA               23-2204722
   AMERICAN BANK NOTE HOLOGRAPHICS, INC.                DELAWARE                 13-3317668
   AMERICAN BANKNOTE CARD SERVICES, INC.                DELAWARE                 13-3690286
 AMERICAN BANKNOTE MERCHANT SERVICES, INC.              DELAWARE                 13-3962422
           ABN INVESTMENTS, INC.                        DELAWARE                 13-3753757
             ABN EQUITIES INC.                          DELAWARE                 13-3753756
AMERICAN BANKNOTE AUSTRALASIA HOLDINGS, INC.            DELAWARE                 13-3893332
       ABN GOVERNMENT SERVICES, INC.                    DELAWARE                 13-3869963
             USBC CAPITAL CORP.                         DELAWARE                 13-3778099
               ABN CBA, INC.                            DELAWARE                 13-3979794
         (Exact Name of Registrant            (State or Other Jurisdiction    (I.R.S. Employer
        as Specified in its Charter)                       of                Identification No.)
                                             Incorporation or Organization)

                            ------------------------

                                200 PARK AVENUE
                               NEW YORK, NY 10166
                                 (212) 557-9100

   (Address, including zip code, and telephone number, including area code of
                   Registrants' principal executive offices)

                                 JOHN T. GORMAN
                            EXECUTIVE VICE PRESIDENT
                         AMERICAN BANKNOTE CORPORATION
                                200 PARK AVENUE
                               NEW YORK, NY 10166
                                 (212) 557-9100

 (Name, address, including zip code, and telephone number, including area code of agent for service)
                            ------------------------

                                   Copies to:

            HARVEY J. KESNER, ESQ.
 EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL     DENNIS J. BLOCK, ESQ.
        AMERICAN BANKNOTE CORPORATION           WEIL, GOTSHAL & MANGES LLP
               200 PARK AVENUE                       767 FIFTH AVENUE
              NEW YORK, NY 10166                 NEW YORK, NY 10153-0119
                (212) 557-9100                        (212) 310-8000

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with
General Instruction G, check the following box. [    ]
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company and each of American Bank Note Holographics, Inc., American Banknote Card Services, Inc., American Banknote Merchant Services, Inc., ABN Investments, Inc., ABN Equities, Inc., American Banknote Australasia Holdings, Inc., ABN Government Services, Inc., USBC Capital Corp. and ABN CBA, Inc. (the "Delaware Corporate Guarantors") are incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware ("Section 145") provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

     The respective certificates of incorporation, as amended, of the Company and each Delaware Corporate Guarantor, other than American Banknote Card Services Inc., provide that no director of the corporation shall be liable to such corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the corporation or its stockholders. The certificate of incorporation, as amended, of each such Delaware Corporate Guarantor excludes from such provision liabilities arising (i) from breach of the director's duty of loyalty to each such company, or its stockholders, (ii) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) from any transaction from which the director derived an improper personal benefit.

     The Certificate of Incorporation of each of American Banknote Card Services Inc., ABN Equities Inc. and ABN Investments Inc. provide that each of these companies will indemnify its directors, officers and agents to the full extent permitted by law.

     The respective by-laws of the Company and each Delaware Corporate Guarantor, other than American Banknote Card Services, Inc., provide that the Company shall indemnify, to the fullest extent permitted by the General Corporation Law of the State of Delaware, any person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director or officer of such corporation or other entity, or is or was serving at the request of such corporation as a director, officer or member of another corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding and that such indemnification shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators. The by-laws of the Company and each Delaware Corporate Guarantor, except American Banknote Card Services Inc., further provide that any employee or agent of such corporation, or any person serving at the request of the Company or such respective Delaware Corporate Guarantor as an employee or agent of another corporation, partnership, joint venture or other enterprise shall be indemnified in the same manner as a director or officer of such entity.

     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

     The respective by-laws of the Company and American Banknote Holographics, Inc. Guarantor provide that each such corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of such corporation or was serving at the request of that corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the corporation would have the power to indemnify such person against such liability under its by-laws.

     All of the directors and officers of the Company and each Delaware Corporate Guarantor are covered by insurance policies maintained and held in effect by either the Company or such corporation against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

     American Bank Note Company and ABN Securities Systems, Inc. are incorporated under the laws of the State of New York. Sections 722 through 725 of the New York Business Corporation Law (the "Business Corporation Law") provide that a corporation may indemnify, with certain limitations and exceptions, a director or officer as follows: (1) in a derivative action, against his reasonable expenses, including attorneys' fees but excluding certain settlement costs, actually and necessarily incurred by him in connection with the defense thereof, or an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in (or in the case of service for another corporation, not opposed to) the best interests of the corporation; and (2) in a civil or criminal non-derivative action or proceeding including a derivative action by another corporation, partnership or other enterprise in which any director or officer of the indemnifying corporation served in any capacity at the indemnifying corporation's request, against judgments, fines, settlement payments and reasonable expenses, including attorneys' fees, incurred as a result thereof, or any appeal therein, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in (or, in the case of service for any other corporation, not opposed to) the best interests of the corporation and, in criminal actions and proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful. Such indemnification is a matter of right where the director or officer has been successful on the merits or otherwise, and otherwise may be granted upon corporate authorization or court award as provided in the statute.

     Section 721 of the Business Corporation Law provides that indemnification arrangements can be established for directors and officers, by contract, by-law, charter provision, action of shareholders or board of directors, on terms other than those specifically provided by Article 7 of the Business Corporation Law, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. Article 6 of American Bank Note Company's By-Laws provides for the indemnification, to the full extent authorized by law, of any person made or threatened to be made a party in any civil or criminal action or proceeding by reason of the fact that he is or was a director or officer of American Bank Note Company. In addition, Article 10 of American Banknote Company's Certificate of Incorporation provides that there shall be no limit on the company's right to indemnify other than as set forth in applicable law. Article VI of ABN Securities Systems, Inc.'s By-laws contains extensive provisions pertaining to indemnification. In essence, subject to a number of qualifications, ABN Securities Systems, Inc. may indemnify, to the full extent authorized by law, of any person made or threatened to be made a party in any civil or criminal action or proceeding by reason of the fact that he is or was a director or officer of ABN Securities Systems, Inc.

     Horsham Holding Company, Inc. is incorporated under the laws of the Commonwealth of Pennsylvania. Sections 1741 and 1742 of the Pennsylvania Business Corporation Law ("PBCL") provide that a business corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding, if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the corporation, such indemnification is limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless, and only to the extent that, a court determines upon application that, despite the adjudication of liability but in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

     PBCL Section 1744 provides that, unless ordered by a court, any indemnification referred to above shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the indemnitee has met the applicable standard of conduct. Such determination shall be made:

          (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or

          (2) if such a quorum is not obtainable, or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

          (3) by the shareholders.

     Notwithstanding the above, PBCL Section 1743 provides that to the extent that a director, officer, employee or agent of a business corporation is successful on the merits or otherwise in defense of any proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     PBCL Section 1745 provides that expenses (including attorneys' fees) incurred by an officer, director, employee or agent of a business corporation in defending any proceeding may be paid by the corporation in advance of the final disposition of the proceeding upon receipt of an undertaking to repay the amount advanced if it is ultimately determined that the indemnitee is not entitled to be indemnified by the corporation.

     PBCL Section 1746 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the foregoing provisions is not exclusive of any other rights to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or directors or otherwise, and that indemnification may be granted under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise for any action taken or any failure to take any action whether or not the corporation would have the power to indemnify the person under any other provision of law and whether or not the indemnified liability arises or arose from any action by or in the right of the corporation; provided, however, that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

     PBCL Section 1747 permits a Pennsylvania business corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against any liability asserted against such person and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions described above.

     Article XVII of Horsham Holding Company Inc.'s By-Laws, as amended provide that, to the fullest extent that the laws of Pennsylvania permit elimination or limitation of the liability of directors, no director of the Corporation shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, as a director. The PBCL provides that whenever the by-laws of a corporation by a vote of the shareholders so provide, a director shall not be personally liable for monetary damages as such for any action taken, or failure to take any action, unless (i) the director has breached or failed to perform the duties of his office under the standard of care and justifiable reliance specified in the PBCL and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. These provisions do not apply to (i) responsibility or liability of a director pursuant to any criminal statute or (ii) the liability of a director for payment of taxes.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (A)  EXHIBITS

 3.1 (a)(i)    --   Certificate of Incorporation of American Banknote
                    Corporation (the "Company"), including Amendment No. 1
                    thereto (filed as Exhibit 3.1 to the Company's Quarterly
                    Report on Form 10-Q for the quarter ended June 30, 1995)
                    (the "June 1995 10-Q").*
     (a)(ii)   --   Certificate of Designation of the Company authorizing
                    Preferred Stock as Series A (filed as Exhibit 4 to the
                    Company's Report on Form 8-A filed April 6, 1994).*
     (b)       --   Certificate of Incorporation of American Bank Note Company,
                    as amended.
     (c)       --   Certificate of Incorporation of ABN Securities Systems,
                    Inc.**
     (d)       --   Articles of Incorporation of Horsham Holding Company, Inc.**
     (e)       --   Certificate of Incorporation of American Bank Note
                    Holographics, Inc., as amended.**
     (f)       --   Certificate of Incorporation of American Banknote Card
                    Services, Inc., as amended.**
     (g)       --   Certificate of Incorporation of American Banknote Merchant
                    Services, Inc.**
     (h)       --   Certificate of Incorporation of ABN Investments, Inc.**
     (i)       --   Certificate of Incorporation of ABN Equities Inc.**

     (j)       --   Certificate of Incorporation of American Banknote
                    Australasia Holdings, Inc.**
     (k)       --   Certificate of Incorporation of ABN Government Services,
                    Inc.**
     (l)       --   Certificate of Incorporation of USBC Capital Corp.**
     (m)       --   Certificate of Incorporation of ABN CBA, Inc.**
 3.2 (a)       --   By-laws of the Company (filed as Exhibit 3.2 to the June
                    1995 10-Q).*
     (b)       --   By-laws of American Bank Note Company.**
     (c)       --   By-laws of ABN Securities Systems, Inc.**
     (d)       --   By-laws of Horsham Holding Company, Inc.**
     (e)       --   By-laws of American Bank Note Holographics, Inc.**
     (f)       --   By-laws of American Banknote Card Services, Inc.**
     (g)       --   By-laws of American Banknote Merchant Services, Inc.**
     (h)       --   By-laws of ABN Investments, Inc.**
     (i)       --   By-laws of ABN Equities Inc.**
     (j)       --   By-laws of American Banknote Australasia Holdings, Inc.**
     (k)       --   By-laws of ABN Government Services, Inc.**
     (l)       --   By-laws of USBC Capital Corp.**
     (m)       --   By-laws of ABN CBA, Inc.**
 4.1           --   Indenture for the 11 1/4% Senior Subordinated Notes due
                    2007, Series A (the "Old Notes") and 11 1/4% Senior
                    Subordinated Notes due 2007, Series B (the "Exchange
                    Notes"), dated as of December 12, 1997 among the Company,
                    the Guarantors and The Bank of New York, as trustee.**
 4.2           --   Form of Old Note (included in Exhibit 4.1).
 4.3           --   Form of Exchange Note (included in Exhibit 4.1).
 4.4           --   Forms of Guarantee (included in Exhibits 4.2 and 4.3).
 4.5           --   First Supplement dated as of October 8, 1997 to the
                    Indenture dated as of May 1, 1994 between the Company and
                    State Street Bank & Trust Company (as successor to First
                    National Bank of Boston), as Trustee, relating to the
                    11 5/8% Senior Notes due August 1, 2002, Series B.**
 4.6           --   Registration Rights Agreement dated as of December 12, 1997 among the Company, the Guarantors and Chase Securities Inc.,
                    Bear, Stearns & Co. Inc., NationsBanc Montgomery Securities,
                    Inc. and Societe Generale Securities Corporation.**
 4.7           --   The Company undertakes to furnish the Securities and
                    Exchange Commission, upon request, a copy of all instruments with respect to long-term debt not filed herewith.
 5             --   Opinion of Weil, Gotshal & Manges LLP as to the validity of the Exchange Notes to be issued by the Company.
 8             --   Opinion of Weil, Gotshal & Manges LLP as to certain federal income tax matters.**
11             --   Computation of per share income (loss) (filed as Exhibit 11 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997).*
12             --   Statement of Computation of Ratios of Earnings to Fixed
                    Charges.**
23.1           --   Consent of Deloitte & Touche LLP.**
23.2           --   Consent of KPMG.**
23.3           --   Consent of Weil, Gotshal & Manges LLP (included in the
                    opinion filed as Exhibit 5 to this Registration Statement).
23.4           --   Consent of Weil, Gotshal & Manges LLP (included in the
                    opinion filed as Exhibit 8 to this Registration Statement).
24             --   Power of Attorney.**
25             --   Statement of Eligibility and Qualification of The Bank of
                    New York, as Trustee on Form T-1 with respect to the 11 1/4%
                    Senior Subordinated Notes due 2007.**
99.1           --   Form of Letter of Transmittal.**
99.2           --   Form of Notice of Guaranteed Delivery.**

99.3           --   Form of Instructions to Registered Holders and/or Book-Entry
                    Facility Participant from Beneficial Owner.**
99.4           --   Form of Exchange Agent Agreement.**

---------------

 * Incorporated herein by reference.

** Previously filed.

ITEM 22.  UNDERTAKINGS.

     (a) Each of the undersigned registrants hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions, or otherwise, each of the registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (d) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (e) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrants named below have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City and State of New York, on this 15th day of April, 1998.


                                          AMERICAN BANKNOTE CORPORATION
                                          AMERICAN BANK NOTE COMPANY
                                          ABN SECURITIES SYSTEMS, INC.
                                          HORSHAM HOLDING COMPANY INC.
                                          AMERICAN BANK NOTE HOLOGRAPHICS, INC.
                                          AMERICAN BANKNOTE CARD SERVICES, INC.
                                          AMERICAN BANKNOTE MERCHANT
                                            SERVICES, INC.
                                          ABN INVESTMENTS, INC.
                                          ABN EQUITIES INC.
                                          AMERICAN BANKNOTE AUSTRALASIA
                                            HOLDINGS, INC.
                                          ABN GOVERNMENT SERVICES, INC.
                                          USBC CAPITAL CORP.
                                          ABN CBA, INC.

                                          By: /s/    JOHN T. GORMAN
                                            ------------------------------------
                                                       JOHN T. GORMAN
                                                EXECUTIVE VICE PRESIDENT AND
                                                   CHIEF FINANCIAL OFFICER

AMERICAN BANKNOTE CORPORATION


                  SIGNATURE                                    TITLE                        DATE
                  ---------                                    -----                        ----
                      *                        Chairman of the Board and Chief         April 15, 1998
---------------------------------------------  Executive Officer (Principal Executive
              (MORRIS WEISSMAN)                Officer)

             /s/ JOHN T. GORMAN                Executive Vice President and Chief      April 15, 1998
---------------------------------------------  Financial Officer (Principal Financial
              (JOHN T. GORMAN)                 and Accounting Officer)

                      *                        Director                                April 15, 1998
---------------------------------------------
             (BETTE B. ANDERSON)

                      *                        Director                                April 15, 1998
---------------------------------------------
            (DR. OSCAR ARIAS S.)

                      *                        Director                                April 15, 1998
---------------------------------------------
            (C. GERALD GOLDSMITH)

                      *                        Director                                April 15, 1998
---------------------------------------------
              (IRA J. HECHLER)

                      *                        Director                                April 15, 1998
---------------------------------------------
           (DAVID S. ROWE-BEDDOE)

                      *                        Director                                April 15, 1998
---------------------------------------------
                (ALFRED TEO)

AMERICAN BANK NOTE COMPANY
AMERICAN BANK NOTE HOLOGRAPHICS, INC.
HORSHAM HOLDING COMPANY, INC.
AMERICAN BANK NOTE AUSTRALASIA HOLDINGS, INC.
USBC CAPITAL CORP.


                  SIGNATURE                                    TITLE                        DATE
                  ---------                                    -----                        ----

                      *                        Chairman of the Board and Chief         April 15, 1998
---------------------------------------------  Executive Officer (Principal Executive
              (MORRIS WEISSMAN)                Officer)

             /s/ JOHN T. GORMAN                Executive Vice President and Chief      April 15, 1998
---------------------------------------------  Financial Officer (Principal Financial
              (JOHN T. GORMAN)                 and Accounting Officer) and Director


ABN INVESTMENTS, INC.
ABN EQUITIES INC.


                  SIGNATURE                                    TITLE                        DATE
                  ---------                                    -----                        ----
                      *                        Chairman of the Board and Chief         April 15, 1998
---------------------------------------------  Executive Officer (Principal Executive
              (MORRIS WEISSMAN)                Officer)

ABN SECURITIES SYSTEMS, INC.
AMERICAN BANKNOTE CARD SERVICES, INC.
AMERICAN BANKNOTE MERCHANT SERVICES, INC.
ABN GOVERNMENT SERVICES, INC.
ABN CBA, INC.


                  SIGNATURE                                   TITLE                        DATE
                  ---------                                   -----                        ----
                      *                        Chairman of the Board and Chief         April 15, 1998
---------------------------------------------  Executive Officer (Principal
              (MORRIS WEISSMAN)                Executive Officer)

             /s/ JOHN T. GORMAN                Executive Vice President and Chief      April 15, 1998
---------------------------------------------  Financial Officer (Principal
              (JOHN T. GORMAN)                 Financial and Accounting Officer)
                                               and Director

                      *                        Director                                April 15, 1998
---------------------------------------------
             (HARVEY J. KESNER)

           *By /s/ JOHN T. GORMAN
  ----------------------------------------
               JOHN T. GORMAN
             (ATTORNEY-IN-FACT)

                                 EXHIBIT INDEX

  EXHIBIT                                                                        EXEMPTION
  NUMBER                                   DESCRIPTION                           INDICATION
  -------                                  -----------                           ----------
 3.1(a)(i)    --   Certificate of Incorporation of American Banknote
                   Corporation (the "Company"), including Amendment No. 1
                   thereto (filed as Exhibit 3.1 to the Company's Quarterly
                   Report on Form 10-Q for the quarter ended June 30, 1995)
                   (the "June 1995 10-Q")*.....................................
    (a)(ii)   --   Certificate of Designation of the Company authorizing
                   Preferred Stock as Series A (filed as Exhibit 4 to the
                   Company's Report on Form 8-A filed April 6, 1994)*..........
    (b)       --   Certificate of Incorporation of American Bank Note Company,
                   as amended**................................................
    (c)       --   Certificate of Incorporation of ABN Securities Systems,
                   Inc.**......................................................
    (d)       --   Articles of Incorporation of Horsham Holding Company,
                   Inc.**......................................................
    (e)       --   Certificate of Incorporation of American Bank Note
                   Holographics, Inc., as amended**............................
    (f)       --   Certificate of Incorporation of American Banknote Card
                   Services, Inc., as amended**................................
    (g)       --   Certificate of Incorporation of American Banknote Merchant
                   Services, Inc.**............................................
    (h)       --   Certificate of Incorporation of ABN Investments, Inc.**.....
    (i)       --   Certificate of Incorporation of ABN Equities Inc.**.........
    (j)       --   Certificate of Incorporation of American Banknote
                   Australasia Holdings, Inc.**................................
    (k)       --   Certificate of Incorporation of ABN Government Services,
                   Inc.**......................................................
    (l)       --   Certificate of Incorporation of USBC Capital Corp.**........
    (m)       --   Certificate of Incorporation of ABN CBA, Inc.**.............
 3.2(a)       --   By-laws of the Company (filed as Exhibit 3.2 to the June
                   1995 10-Q)*.................................................
    (b)       --   By-laws of American Bank Note Company**.....................
    (c)       --   By-laws of ABN Securities Systems, Inc.**...................
    (d)       --   By-laws of Horsham Holding Company, Inc.**..................
    (e)       --   By-laws of American Bank Note Holographics, Inc.**..........
    (f)       --   By-laws of American Banknote Card Services, Inc.**..........
    (g)       --   By-laws of American Banknote Merchant Services, Inc.** .....
    (h)       --   By-laws of ABN Investments, Inc.**..........................
    (i)       --   By-laws of ABN Equities Inc.**..............................
    (j)       --   By-laws of American Banknote Australasia Holdings, Inc.**...
    (k)       --   By-laws of ABN Government Services, Inc.**..................
    (l)       --   By-laws of USBC Capital Corp.**.............................
    (m)       --   By-laws of ABN CBA, Inc.**..................................
 4.1          --   Indenture for the 11 1/4% Senior Subordinated Notes due
                   2007, Series A (the "Old Notes") and 11 1/4% Senior
                   Subordinated Notes due 2007, Series B (the "Exchange
                   Notes"), dated as of December 12, 1997 among the Company,
                   the Guarantors and The Bank of New York, as trustee**.......
 4.2          --   Form of Old Note (included in Exhibit 4.1)..................
 4.3          --   Form of Exchange Note (included in Exhibit 4.1).............
 4.4          --   Forms of Guarantee (included in Exhibits 4.2 and 4.3).......

  EXHIBIT                                                                        EXEMPTION
  NUMBER                                   DESCRIPTION                           INDICATION
  -------                                  -----------                           ----------
 4.5          --   First Supplement dated as of October 8, 1997 to the
                   Indenture dated as of May 1, 1994 between the Company and
                   State Street Bank & Trust Company (as successor to First
                   National Bank of Boston), as Trustee, relating to the
                   11 5/8% Senior Notes due August 1, 2002, Series B**.........

  EXHIBIT                                                                        EXEMPTION
  NUMBER                                   DESCRIPTION                           INDICATION
  -------                                  -----------                           ----------
 4.6          --   Registration Rights Agreement dated as of December 12, 1997 among the Company, the Guarantors and Chase Securities Inc.,
                   Bear, Stearns & Co. Inc., NationsBanc Montgomery Securities,
                   Inc. and Societe Generale Securities Corporation**..........
 4.7          --   The Company undertakes to furnish the Securities and
                   Exchange Commission, upon request, a copy of all instruments with respect to long-term debt not filed herewith...........
   5          --   Opinion of Weil, Gotshal & Manges LLP as to the validity of the Exchange Notes to be issued by the Company..............
   8          --   Opinion of Weil, Gotshal & Manges LLP as to certain federal income tax matters**........................................
  11          --   Computation of per share income (loss) (filed as Exhibit 11 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997).*.............................
  12          --   Statement of Computation of Ratios of Earnings to Fixed
                   Charges**...................................................
23.1          --   Consent of Deloitte & Touche LLP**..........................
23.2          --   Consent of KPMG**...........................................
23.3          --   Consent of Weil, Gotshal & Manges LLP (included in the
                   opinion filed as Exhibit 5 to this Registration
                   Statement)..................................................
23.4          --   Consent of Weil, Gotshal & Manges LLP (included in the
                   opinion filed as Exhibit 8 to this Registration
                   Statement)..................................................
  24          --   Power of Attorney**.........................................
  25          --   Statement of Eligibility and Qualification of The Bank of
                   New York, as Trustee on Form T-1 with respect to the 11 1/4%
                   Senior Subordinated Notes due 2007**........................
99.1          --   Form of Letter of Transmittal**.............................
99.2          --   Form of Notice of Guaranteed Delivery**.....................
99.3          --   Form of Instructions to Registered Holders and/or Book-Entry
                   Facility Participant from Beneficial Owner**................
99.4          --   Form of Exchange Agent Agreement**..........................


---------------

 * Incorporated herein by reference.

** Previously filed.